Exhibit 99.1

LogMeIn Announces Second Quarter 2013 Results

Reports Quarterly Revenue of $40.7 Million; Deferred Revenue of $77.7 Million;

Increases Full Year Revenue Outlook by More Than $4 Million to $162.7-$164.2 Million

Boston, July 25, 2013 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of essential cloud and mobile services, today announced its results for the quarter ended June 30, 2013.

For the second quarter of 2013, total revenue increased 20 percent to $40.7 million from $33.8 million reported in the second quarter of 2012.

Non-GAAP net income for the second quarter of 2013 was $3.3 million, or $0.13 per diluted share. Non-GAAP net income excludes $5.1 million in stock compensation expense, $600,000 in patent litigation related expense and $1.1 million in acquisition related costs and amortization. This compares to non-GAAP net income of $4.2 million, or $0.17 per diluted share, reported in the second quarter of 2012.

GAAP net loss for the second quarter of 2013 was $1.4 million, or $0.06 per diluted share, as compared to GAAP net income of $576,000, or $0.02 per diluted share, reported in the second quarter of 2012.

Non-GAAP cash flow from operations for the second quarter of 2013 was $14.7 million, or 36 percent of revenue. The Company closed the quarter with cash, cash equivalents and short-term investments of $201.4 million. Under the Company’s $25 million share repurchase program, the Company spent $5.6 million in the quarter to repurchase approximately 260,000 shares. Additionally, the Company reported total deferred revenue of $77.7 million, an increase of 24 percent from the $62.8 million reported in the second quarter of 2012.

A reconciliation of the comparable GAAP financial measures to non-GAAP measures used above is included in the attached tables.

“We’re happy to report a great quarter, a very good first half, and an increasingly positive outlook for the year. Strong sales growth across all of our core businesses helped us deliver results that exceeded the high-end of our guidance,” said Michael Simon, CEO of LogMeIn. “As a result, we’re raising our full year outlook.”

“During the quarter, we unveiled AppGuru and Xively, two new offerings that we believe will position LogMeIn to capitalize on some of technology’s fastest growing market opportunities. Aimed at helping IT professionals embrace the rapid, disruptive rise of cloud applications in the workplace, AppGuru offers a natural extension of our popular and proven IT management portfolio. Meanwhile Xively, a Platform as a Service for commercial Internet of Things offerings, provides a key first-mover advantage in what many industry experts believe will emerge as one of the most transformative market opportunities in the history of technology.”

“We believe that these next-generation services, combined with continued demand for our core offerings, and the increasing contribution of our high growth offerings, will provide a solid foundation for sustained growth in the latter half of 2013 and beyond.”

Business Outlook

Based on information available as of July 25, 2013, LogMeIn is issuing guidance for the third quarter 2013 and fiscal year 2013.

Third Quarter 2013: The Company expects third quarter revenue to be in the range of $41.9 million to $42.4 million.

Non-GAAP net income is expected to be in the range of $3.0 million to $3.3 million, or $0.12 to $0.13 per diluted share. Non-GAAP net income excludes an estimated $5.2 million of stock compensation expense, $600,000 in patent litigation related expenses, and $700,000 in acquisition related costs and amortization.

Non-GAAP net income for the third quarter assumes an effective tax rate of approximately 50 percent. Non-GAAP net income per diluted share for the third quarter of 2013 is based on an estimated 25.1 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expenses, and acquisition related costs and amortization, we expect to report a GAAP net loss in the range of $1.6 million to $1.9 million, or $0.07 to $0.08 per share.

The GAAP net loss for the third quarter assumes income tax expense of $1.4 million to $1.7 million. GAAP net loss per share for the third quarter of 2013 is based on an estimated 24.3 million weighted average shares outstanding.

Fiscal year 2013: The Company expects full year 2013 revenue to be in the range of $162.7 million to $164.2 million.

Non-GAAP net income is expected to be in the range of $12.4 million to $13.1 million, or $0.49 to $0.52 per diluted share. Non-GAAP net income excludes an estimated $21.1 million in stock compensation expense, $7.9 million in patent litigation related expenses, and $3.4 million in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2013 assumes an effective tax rate of approximately 50 percent. Non-GAAP net income per diluted share for 2013 is based on an estimated 25.1 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expenses, and acquisition related costs and amortization, we expect to report a GAAP net loss in the range of $10.6 million to $11.4 million, or $0.43 to $0.47 per share.

The GAAP net loss for the full year assumes income tax expense of $3.8 million to $4.4 million. GAAP net loss per share for 2013 is based on an estimated 24.4 million weighted average shares outstanding.

Conference Call Information for Today, Thursday, July 25, 2013

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-941-6010 (for the U.S. and Canada) or 480-629-9643 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on July 25, 2013 until 11:59 p.m. Eastern Time on August 1, 2013, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering passcode 4628572#.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations. Non-GAAP operating income excludes acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to patent litigation related costs, and acquisition related payments. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn (NASDAQ:LOGM) provides the essential cloud-based collaboration, IT management, and customer service offerings required to empower, manage, secure and support the new mobile workplace. Our solutions are used by tens of millions of professionals to work from virtually anywhere on virtually any Internet-enabled device. Hundreds of thousands of small and medium businesses use our solutions to manage distributed work environments, embrace employee-owned technology in the workplace and facilitate collaboration across distributed teams. Thousands of the world’s premier service providers, including more than 50 of the world’s largest telecom companies, use our solutions to service and support businesses and individual professionals across mobile, social and online channels. The Company’s worldwide headquarters is located in Boston, Massachusetts, USA with offices in Australia, Hungary, India, Ireland, the Netherlands, and the UK.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products, the success of the Company’s new and existing products, the Company’s investment in new products, the expected benefits of continued investment in cloud and mobile services, potential market sizes and opportunities, the Company’s growth, including growth in 2013, customer growth, and the Company’s financial guidance for fiscal year 2013 and the third quarter of 2013. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Free, LogMeIn Rescue, LogMeIn Ignition, join.me, Cubby, AppGuru, Xively and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2012	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$111,932	$101,078
Marketable securities	100,161	100,358
Accounts receivable, net	13,231	9,589
Prepaid expenses and other current assets	3,620	7,008
Deferred income taxes	3,214	3,222

Total current assets	232,158	221,255
Property and equipment, net	6,576	11,453
Restricted cash	3,807	3,798
Intangibles, net	6,368	5,996
Goodwill	18,883	18,712
Other assets	1,550	3,345
Deferred income taxes	10,196	9,961

Total assets	$279,538	$274,520

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,773	$6,118
Accrued liabilities	16,657	18,821
Deferred revenue, current portion	65,875	74,606

Total current liabilities	90,305	99,545
Deferred revenue, net of current portion	3,774	3,095
Other long-term liabilities	822	648

Total liabilities	94,901	103,288

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	248	250
Additional paid-in capital	178,546	188,178
Retained earnings (accumulated deficit)	6,243	(924)
Accumulated other comprehensive loss	(400)	(1,665)
Treasury stock	—	(14,607)

Total equity	184,637	171,232

Total liabilities and equity	$279,538	$274,520

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
Revenue	$33,797	$40,670	$66,485	$78,107
Cost of revenue	3,425	4,776	6,842	9,185

Gross profit	30,372	35,894	59,643	68,922

Operating expenses
Research and development	6,696	6,918	12,916	14,309
Sales and marketing	16,474	22,567	33,320	43,135
General and administrative	4,800	6,352	9,706	17,872
Amortization of intangibles	146	180	273	359

Total operating expenses	28,116	36,017	56,215	75,675

Income (loss) from operations	2,256	(123)	3,428	(6,753)

Interest income, net	217	155	432	320
Other (expense) income	(269)	(198)	(505)	454

Income before income taxes	2,204	(166)	3,355	(5,979)
Provision for income taxes	(1,628)	(1,194)	(2,703)	(1,188)

Net income (loss)	$576	$(1,360)	$652	$(7,167)

Net income (loss) per share:
basic	$0.02	$(0.06)	$0.03	$(0.29)
diluted	$0.02	$(0.06)	$0.03	$(0.29)
Weighted average shares outstanding:
basic	24,677,893	24,262,417	24,625,851	24,485,429
diluted	25,367,227	24,262,417	25,360,950	24,485,429

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
GAAP Income (loss) from operations	$2,256	$(123)	$3,428	$(6,753)

Add Back:
Stock-based compensation expense	3,089	5,117	6,073	10,282
Patent litigation related expenses	39	569	187	6,634
Acquisition related costs and amortization	1,537	1,141	3,125	2,211

Non-GAAP Operating income	6,921	6,704	12,813	12,374

Other income, net	(52)	(43)	(73)	774

Non-GAAP Income before provision for income taxes	6,869	6,661	12,740	13,148

Non-GAAP Provision for income taxes	(2,670)	(3,395)	(4,993)	(6,753)

Non-GAAP Net income	$4,199	$3,266	$7,747	$6,395

Non-GAAP Diluted net income per share:	$0.17	$0.13	$0.31	$0.26
Diluted weighted average shares outstanding used in computing per share amounts:	25,367,227	24,867,371	25,360,950	25,028,953

Stock-Based Compensation Expense

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
Stock-based compensation expense:
Cost of revenue	$108	$181	$215	$384
Research and development	574	1,045	1,156	2,062
Sales and marketing	901	2,146	1,851	4,227
General and administrative	1,506	1,745	2,851	3,609

Total stock based-compensation	$3,089	$5,117	$6,073	$10,282

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
Cash flows from operating activities
Net income (loss)	$576	$(1,360)	$652	$(7,167)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,466	1,892	2,849	3,596
Amortization of premiums on investments	11	63	22	77
Provision for bad debts	33	13	55	41
Deferred income taxes	(7)	167	—	198
Stock-based compensation	3,089	5,117	6,073	10,282
Gain on disposal of equipment	—	—	(1)	(1)
Changes in assets and liabilities:
Accounts receivable	(1,586)	2,329	441	3,602
Prepaid expenses and other current assets	(104)	(535)	(513)	(3,388)
Other assets	163	87	11	(1,795)
Accounts payable	876	(1,280)	(871)	(2,409)
Accrued liabilities	1,710	(3,350)	2,236	1,997
Deferred revenue	1,687	3,639	4,138	8,052
Other long-term liabilities	369	14	1,054	(174)

Net cash provided by operating activities	8,283	6,796	16,146	12,911

Cash flows from investing activities
Purchases of marketable securities	(19,995)	(10,004)	(74,987)	(60,381)
Proceeds from sale or disposal of marketable securities	20,000	10,000	70,000	60,000
Purchases of property and equipment	(946)	(4,301)	(2,285)	(6,456)
Intangible asset additions	(458)	(373)	(566)	(915)
Cash paid for acquisition, net of cash acquired	—	—	(14,832)	—
(Increase) decrease in restricted cash and deposits	(3,558)	125	(3,558)	125

Net cash used in investing activities	(4,957)	(4,553)	(26,228)	(7,627)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	1,538	193	2,013	267
Income tax benefit from the exercise of stock options	1,551	(23)	2,552	2
Common stock withheld to satisfy income tax withholdings for restricted stock unit vesting	—	(681)	—	(917)
Purchase of treasury stock	—	(5,627)	—	(14,607)

Net cash provided by financing activities	3,089	(6,138)	4,565	(15,255)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(344)	226	357	(883)

Net increase (decrease) in cash and cash equivalents	6,071	(3,669)	(5,160)	(10,854)
Cash and cash equivalents, beginning of period	92,373	104,747	103,604	111,932

Cash and cash equivalents, end of period	$98,444	$101,078	$98,444	$101,078

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
GAAP Cash flows from operating activities	$8,283	$6,796	$16,146	$12,911

Add Back:
Patent litigation related payments	114	7,895	265	7,285
Acquisition related payments	97	43	218	518

Non-GAAP Cash flows from operating activities	$8,494	$14,734	$16,629	$20,714